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                                                                    EXHIBIT 23.1

WEINBERG & COMPANY, P.A
-------------------------
Certified Public Accountant






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement of Paving Stone Corporation and Subsidiaries of our report for the year ended December 31, 2001 dated March 28, 2002 (Except for Note 16(B) as to which the date is April 3, 2002) relating to the consolidated financial statements of Paving Stone Corporation and Subsidiaries which appear in such Form S-8, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                    /s/ Weinberg & Company, P.A.
                                    --------------------------------------
                                    WEINBERG & COMPANY, P.A.
                                    Certified Public Accountants


Boca Raton, Florida
February 12, 2003


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